SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.   20549

                          ______________

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) July 30, 1999


             CENTRAL VERMONT PUBLIC SERVICE CORPORATION
       (Exact name of registrant as specified in its charter)


     Vermont                  1-8222          03-0111290
(State of other jurisdic-  (Commission      (IRS Employer
 tion of incorporation)     File Number)     Identification No.)


   77 Grove Street, Rutland, Vermont                    05701
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (802) 773-2711


                              N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events.

Central Vermont Public Service Corporation (NYSE: CV) today announced that on July 30, 1999 it sold $75 million aggregate principal amount of 8 1/8% Second Mortgage Bonds due 2004 at a price of 99.915% in accordance with Securities and Exchange Commission Rule 144A. The net proceeds of the offering were used to repay $15.0 million of outstanding loans under the Company's revolving credit facility and are expected to be used for other general corporate purposes relative to the Company's utility business. In addition, the Company canceled its $40.0 dollar revolving credit facility. The bonds have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under such Act or applicable exemption from the registration requirements.

Central Vermont is Vermont's largest electric utility, serving
140,000 customers state-wide. Through its subsidiary, Connecticut Valley Electric Company, Central Vermont serves
10,000 customers in New Hampshire.

                           SIGNATURE





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



             CENTRAL VERMONT PUBLIC SERVICE CORPORATION



             BY /s/ Francis J. Boyle
                Francis J. Boyle, Senior Vice President,
                Chief Financial Officer and Treasurer






August 2, 1999